Exhibit 99.1

Contacts: Media	Investors
Dan Diaz	Mike Salop
720-332-5564	720-332-8276
daniel.diaz@westernunion.com	mike.salop@westernunion.com

WESTERN UNION REPORTS FOURTH QUARTER
AND FULL YEAR RESULTS

Solid fourth quarter business performance; strong digital growth
Quarterly dividend increased 9%
New $1.2 billion share repurchase program announced

_________________________________________________________

Englewood, Colo., February 9, 2017 - The Western Union Company (NYSE: WU) today reported financial results for the 2016 fourth quarter and full year, and provided its financial outlook for 2017. The Company also announced that its Board of Directors declared an increased quarterly dividend and approved a new three-year share repurchase authorization.

In the fourth quarter, the Company delivered revenue of $1.4 billion, reflecting a decline of 1% compared to last year, or an increase of 4% on a constant currency basis.

Earnings / (loss) per share of ($0.73) includes an ($1.18) impact from the previously disclosed charge related to settlements with various U.S. federal and state government agencies (“settlement charge”), and an ($0.02) impact from expenses associated with spending on a new business transformation program, referred to as the “WU Way.” Excluding the settlement charge and WU Way related expenses, fourth quarter earnings per share of $0.47 increased from $0.42 in the same period last year.

“We are pleased to have delivered a solid business performance in the fourth quarter, despite ongoing macro challenges,” said President and Chief Executive Officer Hikmet Ersek. “Our digital efforts continue to produce notable results, with westernunion.com money transfer achieving 28 percent transaction growth in the quarter.”

“These results demonstrate the resilience of our business, and in 2017 we are also engaging in comprehensive efforts to transform our operating model to drive efficiencies and accelerate future growth,” Ersek added.

Executive Vice President and Chief Financial Officer Raj Agrawal stated, “Strong cash flow generation remains a defining characteristic of our business model. Last year we returned almost $800 million to shareholders through share repurchases and dividends, and we are pleased to announce a sustained commitment to shareholder-focused capital allocation in 2017.”

The new quarterly cash dividend of $0.175 per common share, which represents a 9% increase over the previous dividend of $0.16, is payable March 31, 2017 to shareholders of record at the close of business on March 17, 2017. The new $1.2 billion share repurchase authorization will expire December 31, 2019, and is in addition to the $231 million remaining under the previous authorization at year-end.

The WU Way program is designed to transform the Company’s operating model to better enable innovation, improve the customer experience, and drive cost efficiencies.  Initiatives focus on technology transformation, network productivity, end-to-end improvements in customer and agent processes, and organizational redesign.  The technology transformation is designed to create a more agile and centralized fintech organization that can better respond to the evolving digital focus of the business.

The Company has dedicated significant resources to the WU Way program and $20 million of related expenses were incurred in 2016, including $13 million in the fourth quarter.  The Company expects to spend an additional approximately $100 million in 2017.  These expenses consist primarily of program implementation, consulting, and severance costs.  Although the Company has previously incurred and can reasonably be expected to incur these types of costs in the future, the noted expenses are specific to the WU Way initiative and the Company has therefore provided adjusted financial results that exclude these expenses. WU Way related expenses are also not included in operating segment results.

The settlements with U.S. federal and state government agencies resolved investigations focused primarily on the Company’s oversight of certain agents, and whether its anti-fraud program, as well as its anti-money laundering controls, adequately prevented misconduct by those agents and third parties. The conduct at issue mainly occurred from 2004 to 2012. Related to the settlements, the Company recorded a $571 million charge in the fourth quarter, which was in addition to $30 million accrued in previous quarters. The full year charge of $601 million ($596 million after-tax) consists of $586 million to be paid to the federal government, $5 million for state attorneys general, and $10 million for estimated costs of a required independent compliance auditor over a three-year period.

Q4 Highlights

•
Consumer-to-Consumer (C2C) revenues were flat, or increased 3% on a constant currency basis. Transactions grew 2%, driven by strong increases in U.S. originated business. Westernunion.com C2C revenues increased 27%, or 30% on a constant currency basis, on transaction growth of 28%. Westernunion.com represented 9% of total C2C revenue in the quarter.

•
Consumer-to-Business (C2B) revenues declined 4% in the quarter, or increased 9% on a constant currency basis. The depreciation of the Argentine peso contributed to the decline in reported revenues, while the constant currency growth was led by the Argentina walk-in and U.S. electronic bill payments businesses.

•	Western Union Business Solutions revenues declined 3%, or increased 1% on a constant currency basis.

•
GAAP operating margin in the quarter was (22.9%). Excluding the impact of the settlement charge and WU Way related expenses, adjusted operating margin was 19.7%, which compares to 20.4% in the prior year period. The negative impact of foreign exchange and incremental technology investment contributed to the year-on-year decline in margin.

•
GAAP operating loss in the quarter was ($314) million. Adjusted operating income of $271 million compares to $282 million in the prior year period. The current quarter operating income also reflects a negative impact of approximately $28 million from foreign exchange.

•
The effective tax rate in the quarter was (4.9%), or 6.5% excluding the impact of the settlement charge and the WU Way related expenses, which compares to 10.4% in the prior year period. The current period’s rate benefited from various discrete items.

•	The Company returned $156 million to shareholders in the fourth quarter, consisting of $79 million of share repurchases and $77 million of dividends.

2016 Full Year Results

The Company’s full year revenue declined 1%, or increased 3% on a constant currency basis, compared to the prior year period. Foreign currency translation, net of hedge benefits, negatively impacted revenue by $217 million.

As a result of the settlement charge, GAAP operating margin for the year was 8.9%, which compares to 20.2% in the prior year. Excluding the settlement charge and WU Way related expenses, adjusted operating margin was 20.4%, which compares to 20.9% in the prior year, excluding the 2015 settlement charge related to our Paymap subsidiary. The negative impact of foreign exchange and incremental technology investment contributed to the year-on-year decline in adjusted margin.

The full year effective tax rate was 25.9%, or 10.5% excluding the impact of the settlement charge and WU Way related expenses. This compares to an effective rate of 11.0% in 2015, or 11.8% excluding the impact of the Paymap settlement charge.

GAAP earnings per share of $0.51 includes the negatives from the settlement charge and WU Way related expenses, and compares to $1.62 in the prior year. Excluding the settlement charge and WU Way related expenses in 2016 and the Paymap settlement charge in 2015, earnings per share of $1.75 increased from $1.67 in the prior year.

Cash flow from operating activities for the year was $1.0 billion, and the Company returned $793 million to shareholders through dividends and share repurchases.

2017 Outlook

The Company expects the following outlook for 2017:

Revenue

•
Flat to low single digit decrease in GAAP revenues, or a low single digit increase constant currency. Western Union anticipates the macro environment in 2017 will be largely similar to the prior year, with continued challenges from the impact of a strong U.S. dollar, softness in oil producing markets, and geopolitical disruptions.

Operating Profit Margin

•
GAAP operating margin of approximately 18% and adjusted operating margin of approximately 20%. Adjusted operating margins exclude approximately $100 million of WU Way related expenses. The Company expects to generate savings of approximately $20 million in 2017 and an additional approximately $25 million in 2018 from efficiency actions included in the WU Way program.

The margin outlooks reflect a negative foreign exchange impact of approximately 50 basis points, and compliance expense in the higher end of the range of 3.5% to 4.0% of revenue.

Earnings per Share

•
GAAP EPS in a range of $1.48 to $1.60 and adjusted EPS in a range of $1.63 to $1.75. Adjusted EPS excludes the impact of the WU Way related expenses. The EPS ranges reflect an approximately $0.09 negative impact from foreign exchange, and assume a GAAP effective tax rate of approximately 11% and an adjusted effective tax rate of approximately 13%.

Cash Flow

•
GAAP cash flow from operating activities of approximately $200 million, which includes $591 million of payments related to the settlement with federal and state governments announced in January 2017, approximately $100 million of anticipated final tax payments relating to the agreement announced with the U.S. Internal Revenue Service in December 2011, and the WU Way related expenses. Excluding these items, expected cash flow from operating activities would be approximately $1 billion.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release. In the C2C segment, the geographic split for transactions and revenue, including transactions initiated through westernunion.com, is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, we split the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the transactions and revenue are attributed to that region.

Prior to January 1, 2016, we reported westernunion.com as a separate region with 100% of the corresponding transactions and revenue attributed to that region, regardless of where the transactions were paid out. Separate westernunion.com statistics provided in the tables included with this press release maintain that 100% allocation methodology. Prior period regional results have been adjusted to include transactions initiated through westernunion.com, as described in the preceding paragraph.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods.  Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

These non-GAAP financial measures include revenue change constant currency adjusted; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Consumer segment westernunion.com revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; operating income and operating margin, excluding Paymap Settlement Agreement and Joint Settlement Agreements and expenses related to the WU Way initiative; effective tax rate, excluding Paymap Settlement Agreement and Joint Settlement

Agreements and expenses related to the WU Way initiative; earnings/(loss) per share, excluding Paymap Settlement Agreement and Joint Settlement Agreements and expenses related to the WU Way initiative; operating margin outlook excluding expenses related to the WU Way initiative; earnings per share outlook excluding expenses related to the WU Way initiative; effective tax rate outlook, excluding expenses related to the WU Way initiative; cash flow from operating activities outlook, excluding Joint Settlement Agreements, IRS Agreement payments, and WU Way initiative; and additional measures found in the supplemental tables included with this press release. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at http://ir.westernunion.com.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial 1 (888) 317-6003 (U.S.) or
+1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 0037008.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2015. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; changes in tax laws, or their interpretation, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from business transformation, productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States, the European Union and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended, or with the settlement agreements with the United States Department of Justice, certain United States Attorney's Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general; the impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities related to consumer protection; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory actions, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of December 31, 2016, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of over 550,000 agent locations in 200 countries and territories and over 100,000 ATMs and kiosks, and included the capability to send money to billions of accounts. In 2016, The Western Union Company completed 268 million consumer-to-consumer transactions worldwide, moving $80 billion of principal between consumers, and 523 million business payments. For more information, visit www.westernunion.com.

WU-G

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	4Q15	FY2015	1Q16	2Q16	3Q16	4Q16	FY2016
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		(2)%	(2)%	(2)%	(1)%	(2)%	(1)%	(1)%
Consolidated revenues (constant currency) - YoY % change	a	3%	4%	3%	3%	2%	4%	3%
Consolidated operating income/(loss) (GAAP) - YoY % change		2%	(3)%	(5)%	4%	(9)%	(211)%	(56)%
Consolidated operating income (constant currency, excluding Paymap Settlement Agreement, Joint Settlement Agreements and WU Way business transformation expenses) - YoY % change	b	2%	4%	1%	5%	5%	6%	4%
Consolidated operating margin (GAAP)		20.4%	20.2%	19.9%	18.9%	20.2%	(22.9)%	8.9%
Consolidated operating margin (excluding Paymap Settlement Agreement, Joint Settlement Agreements and WU Way business transformation expenses)	c	N/A	20.9%	N/A	20.2%	21.7%	19.7%	20.4%

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		(3)%	(3)%	(2)%	(1)%	(1)%	0%	(1)%
Revenues (constant currency) - YoY % change	g	2%	3%	1%	2%	1%	3%	2%
Operating margin	v, w	24.0%	24.0%	22.7%	23.0%	25.1%	22.8%	23.4%

Transactions (in millions)		67.4	261.5	63.7	67.7	67.8	69.1	268.3
Transactions - YoY % change		3%	3%	3%	3%	2%	2%	3%

Total principal ($ - billions)		$20.4	$81.6	$19.1	$20.4	$20.3	$20.2	$80.0
Principal per transaction ($ - dollars)		$303	$312	$299	$301	$300	$292	$298
Principal per transaction - YoY % change		(6)%	(7)%	(5)%	(5)%	(5)%	(3)%	(5)%
Principal per transaction (constant currency) - YoY % change	h	(1)%	(1)%	(3)%	(4)%	(4)%	(2)%	(3)%

Cross-border principal ($ - billions)		$18.4	$73.6	$17.3	$18.5	$18.4	$18.3	$72.5
Cross-border principal - YoY % change		(4)%	(5)%	(2)%	(1)%	(3)%	(1)%	(2)%
Cross-border principal (constant currency) - YoY % change	i	1%	2%	1%	0%	(2)%	1%	0%

North America region revenues (GAAP) - YoY % change	y, z	3%	2%	3%	6%	6%	7%	6%
North America region revenues (constant currency) - YoY % change	j, y, z	5%	3%	5%	7%	7%	8%	7%
North America region transactions - YoY % change	y, z	8%	6%	7%	7%	7%	7%	7%

Europe and CIS region revenues (GAAP) - YoY % change	y, aa	(7)%	(8)%	(3)%	(3)%	(2)%	(1)%	(2)%
Europe and CIS region revenues (constant currency) - YoY % change	k, y, aa	1%	2%	0%	(1)%	1%	3%	1%
Europe and CIS region transactions - YoY % change	y, aa	3%	2%	3%	3%	2%	5%	3%

Middle East and Africa region revenues (GAAP) - YoY % change	y, bb	(4)%	(4)%	(4)%	(4)%	(10)%	(8)%	(7)%
Middle East and Africa region revenues (constant currency) - YoY % change	l, y, bb	0%	1%	(1)%	(3)%	(8)%	(5)%	(4)%
Middle East and Africa region transactions - YoY % change	y, bb	(1)%	(1)%	(3)%	(5)%	(9)%	(9)%	(6)%

APAC region revenues (GAAP) - YoY % change	y, cc	(5)%	(5)%	(4)%	(3)%	(4)%	(7)%	(5)%
APAC region revenues (constant currency) - YoY % change	m, y, cc	0%	0%	(1)%	(1)%	(3)%	(5)%	(2)%
APAC region transactions - YoY % change	y, cc	(4)%	(3)%	(4)%	(3)%	(5)%	(9)%	(5)%

LACA region revenues (GAAP) - YoY % change	y, dd	(1)%	3%	(5)%	0%	3%	11%	2%
LACA region revenues (constant currency) - YoY % change	n, y, dd	5%	10%	1%	6%	8%	16%	8%
LACA region transactions - YoY % change	y, dd	8%	8%	11%	12%	12%	14%	12%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	4Q15	FY2015	1Q16	2Q16	3Q16	4Q16	FY2016
International revenues - YoY % change	ee	(7)%	(6)%	(5)%	(4)%	(5)%	(4)%	(4)%
International transactions - YoY % change	ee	0%	0%	0%	0%	(2)%	(1)%	(1)%
International revenues - % of C2C segment revenues	ee	69%	69%	67%	67%	67%	66%	67%

United States originated revenues - YoY % change	ff	6%	5%	5%	7%	7%	8%	7%
United States originated transactions - YoY % change	ff	8%	7%	8%	8%	7%	8%	8%
United States originated revenues - % of C2C segment revenues	ff	31%	31%	33%	33%	33%	34%	33%

westernunion.com revenues (GAAP) - YoY % change	gg	21%	21%	16%	19%	26%	27%	22%
westernunion.com revenues (constant currency) - YoY % change	o, gg	25%	26%	18%	20%	28%	30%	24%
westernunion.com transactions - YoY % change	gg	28%	26%	25%	25%	29%	28%	27%

% of Consumer-to-Consumer Revenue
Regional Revenues:
North America region revenues	y, z	27%	27%	28%	28%	29%	29%	29%
Europe and CIS region revenues	y, aa	27%	26%	26%	26%	26%	26%	26%
Middle East and Africa region revenues	y, bb	20%	21%	20%	20%	19%	19%	19%
APAC region revenues	y, cc	15%	15%	15%	15%	14%	14%	15%
LACA region revenues	y, dd	11%	11%	11%	11%	12%	12%	11%
westernunion.com revenues	gg	7%	6%	7%	8%	8%	9%	8%

Consumer-to-Business (C2B) Segment
Revenues (GAAP) - YoY % change		4%	6%	(1)%	(2)%	(3)%	(4)%	(3)%
Revenues (constant currency) - YoY % change	p	9%	11%	12%	12%	11%	9%	11%
Operating margin	w	11.9%	10.8%	14.6%	11.7%	9.5%	5.7%	10.4%
Operating margin (excluding Paymap Settlement Agreement)	q	N/A	16.3%	N/A	N/A	N/A	N/A	N/A

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		1%	(1)%	1%	3%	(4)%	(3)%	(1)%
Revenues (constant currency) - YoY % change	r	8%	7%	6%	6%	0%	1%	3%
Operating margin	w	3.7%	0.7%	2.4%	5.2%	4.0%	9.7%	5.3%

% of Total Company Revenue
Consumer-to-Consumer segment revenues		79%	79%	78%	80%	80%	80%	79%
Consumer-to-Business segment revenues		12%	12%	12%	11%	11%	11%	12%
Business Solutions segment revenues		7%	7%	8%	7%	7%	7%	7%

* See the "Notes to Key Statistics" section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

THE WESTERN UNION COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change
Revenues:
Transaction fees	$954.4	$983.8	(3)%	$3,795.1	$3,915.6	(3)%
Foreign exchange revenues	384.4	363.8	6%	1,490.2	1,436.2	4%
Other revenues	32.9	32.4	2%	137.6	131.9	4%
Total revenues	1,371.7	1,380.0	(1)%	5,422.9	5,483.7	(1)%
Expenses:
Cost of services	845.8	811.0	4%	3,270.0	3,199.4	2%
Selling, general and administrative (a)	839.4	287.2	(b)	1,669.2	1,174.9	42%
Total expenses	1,685.2	1,098.2	53%	4,939.2	4,374.3	13%
Operating income/(loss)	(313.5)	281.8	(b)	483.7	1,109.4	(56)%
Other income/(expense):
Interest income	0.8	2.5	(67)%	3.5	10.9	(68)%
Interest expense	(29.6)	(40.8)	(28)%	(152.5)	(167.9)	(9)%
Derivative gains/(losses), net	2.3	(1.2)	(b)	4.5	1.2	(b)
Other income/(expense), net	1.7	(5.4)	(b)	2.5	(11.8)	(b)
Total other expense, net	(24.8)	(44.9)	(45)%	(142.0)	(167.6)	(15)%
Income/(loss) before income taxes	(338.3)	236.9	(b)	341.7	941.8	(64)%
Provision for income taxes	16.7	24.6	(32)%	88.5	104.0	(15)%
Net income/(loss)	$(355.0)	$212.3	(b)	$253.2	$837.8	(70)%
Earnings/(loss) per share:
Basic	$(0.73)	$0.42	(b)	$0.52	$1.63	(68)%
Diluted	$(0.73)	$0.42	(b)	$0.51	$1.62	(69)%
Weighted-average shares outstanding:
Basic	483.6	504.5		490.2	512.6
Diluted	483.6	508.6		493.5	516.7

Cash dividends declared per common share	$0.16	$0.155	3%	$0.64	$0.62	3%

__________
(a)
For the three and twelve months ended December 31, 2016, selling, general and administrative expenses included $571 million and $601 million, respectively, related to (1) a Deferred Prosecution Agreement with the United States Department of Justice, and the United States Attorney’s Offices for the Eastern and Middle Districts of Pennsylvania, the Central District of California, and the Southern District of Florida, (2) a Stipulated Order for Permanent Injunction and Final Judgment with the United States Federal Trade Commission, (3) a Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network of the United States Department of Treasury (collectively, the “Joint Settlement Agreements”), to resolve the respective investigations of those agencies, as described in our Form 8-K filed with the Securities and Exchange Commission on January 20, 2017, and related matters. For the twelve months ended December 31, 2015, selling, general and administrative expenses included $35.3 million of expenses related to a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company (the "Paymap Settlement Agreement").

(b) Calculation not meaningful.

THE WESTERN UNION COMPANY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	December 31,
	2016	2015
Assets
Cash and cash equivalents (a)	$877.5	$1,315.9
Settlement assets	3,749.1	3,308.7
Property and equipment, net of accumulated depreciation of
$600.0 and $538.2, respectively	220.5	231.8
Goodwill	3,162.0	3,163.8
Other intangible assets, net of accumulated amortization of
$958.2 and $884.4, respectively	664.2	705.0
Other assets	746.3	724.0
Total assets	$9,419.6	$9,449.2
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$1,129.6	$606.6
Settlement obligations	3,749.1	3,308.7
Income taxes payable	407.3	211.5
Deferred tax liability, net	85.9	272.6
Borrowings	2,786.1	3,215.9
Other liabilities	359.4	429.0
Total liabilities	8,517.4	8,044.3

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
481.5 shares and 502.4 shares issued and outstanding as of
December 31, 2016 and December 31, 2015, respectively	4.8	5.0
Capital surplus	640.9	566.5
Retained earnings	419.3	977.3
Accumulated other comprehensive loss	(162.8)	(143.9)
Total stockholders' equity	902.2	1,404.9
Total liabilities and stockholders' equity	$9,419.6	$9,449.2

__________
(a) Approximately $700 million and $950 million was held by entities outside of the United States as of December 31, 2016 and December 31, 2015, respectively.

THE WESTERN UNION COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Year Ended December 31,
	2016	2015
Cash Flows From Operating Activities
Net income	$253.2	$837.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	74.2	67.7
Amortization	189.0	202.5
Deferred income tax benefit	(174.2)	(39.9)
Other non-cash items, net	98.3	63.7
Increase/(decrease) in cash resulting from changes in:
Other assets	(71.4)	(107.4)
Accounts payable and accrued liabilities	522.8	14.2
Income taxes payable	190.9	47.1
Other liabilities	(40.9)	(14.6)
Net cash provided by operating activities	1,041.9	1,071.1
Cash Flows From Investing Activities
Capitalization of contract costs	(107.3)	(122.8)
Capitalization of purchased and developed software	(53.7)	(49.3)
Purchases of property and equipment	(68.8)	(94.4)
Purchases of non-settlement related investments and other	(64.7)	(110.9)
Proceeds from maturity of non-settlement related investments and other	53.2	100.3
Purchases of held-to-maturity non-settlement related investments	(39.7)	(9.3)
Proceeds from held-to-maturity non-settlement related investments	9.9	—
Net cash used in investing activities	(271.1)	(286.4)
Cash Flows From Financing Activities
Cash dividends paid	(312.2)	(316.5)
Common stock repurchased	(501.6)	(511.3)
Proceeds from issuance of borrowings	575.0	—
Principal payments on borrowings	(1,005.4)	(500.0)
Proceeds from exercise of options and other	35.0	75.8
Net cash used in financing activities	(1,209.2)	(1,252.0)
Net change in cash and cash equivalents	(438.4)	(467.3)
Cash and cash equivalents at beginning of year	1,315.9	1,783.2
Cash and cash equivalents at end of year	$877.5	$1,315.9

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change
Revenues:
Consumer-to-Consumer (C2C):
Transaction fees	$786.8	$808.3	(3)%	$3,123.8	$3,221.0	(3)%
Foreign exchange revenues	290.8	268.0	9%	1,116.0	1,057.1	6%
Other revenues	14.9	14.9	0%	64.8	65.8	(2)%
Total Consumer-to-Consumer	1,092.5	1,091.2	0%	4,304.6	4,343.9	(1)%
Consumer-to-Business (C2B):
Transaction fees	149.1	155.6	(4)%	596.7	612.7	(3)%
Foreign exchange and other revenues	6.1	6.3	(4)%	24.5	25.0	(2)%
Total Consumer-to-Business	155.2	161.9	(4)%	621.2	637.7	(3)%
Business Solutions (B2B):
Foreign exchange revenues	88.0	91.2	(4)%	352.6	357.2	(1)%
Transaction fees and other revenues	10.8	10.7	2%	43.4	41.5	5%
Total Business Solutions	98.8	101.9	(3)%	396.0	398.7	(1)%
Other:
Total revenues	25.2	25.0	1%	101.1	103.4	(2)%
Total consolidated revenues	$1,371.7	$1,380.0	(1)%	$5,422.9	$5,483.7	(1)%
Operating income/(loss):
Consumer-to-Consumer (a)	$249.3	$261.9	(5)%	$1,008.7	$1,042.0	(3)%
Consumer-to-Business (b)	8.8	19.3	(54)%	64.4	68.6	(6)%
Business Solutions	9.6	3.8	(d)	21.1	2.8	(d)
Other	3.0	(3.2)	(d)	10.8	(4.0)	(d)
Total segment operating income/(loss)	$270.7	$281.8	(4)%	$1,105.0	$1,109.4	0%
Joint Settlement Agreements (c)	(571.0)	—	(d)	(601.0)	—	(d)
WU Way business transformation expenses (c)	(13.2)	—	(d)	(20.3)	—	(d)
Total consolidated operating income/(loss)	$(313.5)	$281.8	(d)	$483.7	$1,109.4	(56)%
Operating income/(loss) margin:
Consumer-to-Consumer	22.8%	24.0%	(1.2)%	23.4%	24.0%	(0.6)%
Consumer-to-Business	5.7%	11.9%	(6.2)%	10.4%	10.8%	(0.4)%
Business Solutions	9.7%	3.7%	6.0%	5.3%	0.7%	4.6%
Total consolidated operating income/(loss) margin	(22.9)%	20.4%	(43.3)%	8.9%	20.2%	(11.3)%

__________
(a)
For the three and twelve months ended December 31, 2016, Consumer-to-Consumer operating income/(loss) included $571 million and $601 million, respectively, for the Joint Settlement Agreements and related matters, as described in our Form 8-K filed with the Securities Exchange Commission on January 20, 2017.

(b)	For the twelve months ended December 31, 2015, Consumer-to-Business operating income included $35.3 million of expenses related to the Paymap Settlement Agreement.
(c)
Expenses related to the Joint Settlement Agreements and WU Way business transformation are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation.

(d)	Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

		4Q15	FY2015	1Q16	2Q16	3Q16	4Q16	FY2016
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,380.0	$5,483.7	$1,297.7	$1,375.7	$1,377.8	$1,371.7	$5,422.9
	Foreign currency translation impact (t)	73.9	322.6	57.4	48.9	52.1	58.7	217.1
	Revenues, constant currency adjusted	$1,453.9	$5,806.3	$1,355.1	$1,424.6	$1,429.9	$1,430.4	$5,640.0
	Prior year revenues, as reported (GAAP)	$1,409.9	$5,607.2	$1,320.9	$1,383.6	$1,399.2	$1,380.0	$5,483.7
	Revenue change, as reported (GAAP)	(2)%	(2)%	(2)%	(1)%	(2)%	(1)%	(1)%
	Revenue change, constant currency adjusted	3%	4%	3%	3%	2%	4%	3%

(b)	Operating income/(loss), as reported (GAAP)	$281.8	$1,109.4	$258.6	$260.3	$278.3	$(313.5)	$483.7
	Foreign currency translation impact (t)	0.9	45.8	16.8	23.5	21.9	28.0	90.2
	Paymap Settlement Agreement (u)	N/A	35.3	N/A	N/A	N/A	N/A	N/A
	Joint Settlement Agreements (v)	N/A	N/A	N/A	15.0	15.0	571.0	601.0
	WU Way business transformation expenses (w)	N/A	N/A	N/A	2.1	5.0	13.2	20.3
	Operating income, constant currency adjusted, excluding Paymap Settlement Agreement, Joint Settlement Agreements and WU Way business transformation expenses	$282.7	$1,190.5	$275.4	$300.9	$320.2	$298.7	$1,195.2
	Prior year operating income, excluding Paymap Settlement Agreement (u)	$276.1	$1,140.5	$272.3	$286.1	$304.5	$281.8	$1,144.7
	Operating income change, as reported (GAAP)	2%	(3)%	(5)%	4%	(9)%	(211)%	(56)%
	Operating income change, constant currency adjusted, excluding Paymap Settlement Agreement, Joint Settlement Agreements and WU Way business transformation expenses	2%	4%	1%	5%	5%	6%	4%

(c)	Operating income/(loss), as reported (GAAP)	$281.8	$1,109.4	$258.6	$260.3	$278.3	$(313.5)	$483.7
	Paymap Settlement Agreement (u)	N/A	35.3	N/A	N/A	N/A	N/A	N/A
	Joint Settlement Agreements (v)	N/A	N/A	N/A	15.0	15.0	571.0	601.0
	WU Way business transformation expenses (w)	N/A	N/A	N/A	2.1	5.0	13.2	20.3
	Operating income, excluding Paymap Settlement Agreement, Joint Settlement Agreements and WU Way business transformation expenses	$281.8	$1,144.7	$258.6	$277.4	$298.3	$270.7	$1,105.0
	Operating margin, as reported (GAAP)	20.4%	20.2%	19.9%	18.9%	20.2%	(22.9)%	8.9%
	Operating margin, excluding Paymap Settlement Agreement, Joint Settlement Agreements and WU Way business transformation expenses	N/A	20.9%	N/A	20.2%	21.7%	19.7%	20.4%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q15	FY2015	1Q16	2Q16	3Q16	4Q16	FY2016
	Consolidated Metrics cont.
(d)	Operating income/(loss), as reported (GAAP)	$281.8	$1,109.4	$258.6	$260.3	$278.3	$(313.5)	$483.7
	Reversal of depreciation and amortization	69.0	270.2	65.6	65.9	66.4	65.3	263.2
	EBITDA (x)	$350.8	$1,379.6	$324.2	$326.2	$344.7	$(248.2)	$746.9
	Paymap Settlement Agreement (u)	N/A	35.3	N/A	N/A	N/A	N/A	N/A
	Joint Settlement Agreements (v)	N/A	N/A	N/A	15.0	15.0	571.0	601.0
	WU Way business transformation expenses (w)	N/A	N/A	N/A	2.1	5.0	13.2	20.3
	Adjusted EBITDA, excluding Paymap Settlement Agreement, Joint Settlement Agreements and WU Way business transformation expenses	$350.8	$1,414.9	$324.2	$343.3	$364.7	$336.0	$1,368.2
	Operating margin, as reported (GAAP)	20.4%	20.2%	19.9%	18.9%	20.2%	(22.9)%	8.9%
	EBITDA margin	25.4%	25.2%	25.0%	23.7%	25.0%	(18.1)%	13.8%
	Adjusted EBITDA margin, excluding Paymap Settlement Agreement, Joint Settlement Agreements and WU Way transformation expenses	N/A	25.8%	N/A	25.0%	26.5%	24.5%	25.2%

(e)	Net income/(loss), as reported (GAAP)	$212.3	$837.8	$185.7	$205.6	$216.9	$(355.0)	$253.2
	Paymap Settlement Agreement (u)	N/A	35.3	N/A	N/A	N/A	N/A	N/A
	Joint Settlement Agreements (v)	N/A	N/A	N/A	15.0	15.0	571.0	601.0
	WU Way business transformation expenses (w)	N/A	N/A	N/A	2.1	5.0	13.2	20.3
	Income tax expense/(benefit) from Paymap Settlement Agreement and Joint Settlement Agreements (u) (v)	N/A	(11.1)	N/A	(5.4)	(5.5)	5.5	(5.4)
	Income tax benefit from WU Way business transformation expenses (w)	N/A	N/A	N/A	(0.8)	(1.8)	(4.8)	(7.4)
	Paymap Settlement Agreement, Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit) (u) (v) (w)	N/A	24.2	N/A	10.9	12.7	584.9	608.5
	Net income, excluding Paymap Settlement Agreement, Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit)	$212.3	$862.0	$185.7	$216.5	$229.6	$229.9	$861.7
	Diluted earnings/(loss) per share ("EPS"), as reported (GAAP) ($ - dollars)	$0.42	$1.62	$0.37	$0.42	$0.44	$(0.73)	$0.51
	EPS impact as a result of Paymap Settlement Agreement ($ - dollars) (u)	N/A	$0.07	N/A	N/A	N/A	N/A	N/A
	EPS impact as a result of Joint Settlement Agreements ($ - dollars) (v)	N/A	N/A	N/A	$0.03	$0.03	$1.17	$1.22
	EPS impact as a result of WU Way business transformation expenses ($ - dollars) (w)	N/A	N/A	N/A	$—	$0.01	$0.03	$0.04
	EPS impact from income tax expense/(benefit) from Paymap Settlement Agreement and Joint Settlement Agreements ($ - dollars) (u) (v)	N/A	$(0.02)	N/A	$(0.01)	$(0.01)	$0.01	$(0.01)
	EPS impact from income tax benefit from WU Way business transformation expenses ($ - dollars) (w)	N/A	N/A	N/A	$—	$—	$(0.01)	$(0.01)
	EPS impact as a result of Paymap Settlement Agreement, Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit) ($ - dollars)	N/A	$0.05	N/A	$0.02	$0.03	$1.20	$1.24
	Diluted EPS, excluding Paymap Settlement Agreement, Joint Settlement Agreements and WU Way business transformation expenses ($ - dollars)	N/A	$1.67	N/A	$0.44	$0.47	$0.47	$1.75
	Diluted weighted-average shares outstanding	508.6	516.7	503.2	493.0	490.3	483.6	493.5

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q15	FY2015	1Q16	2Q16	3Q16	4Q16	FY2016
	Consolidated Metrics cont.
(f)	Effective tax rate, as reported (GAAP)	10.4%	11.0%	14.6%	7.6%	9.6%	(4.9)%	25.9%
	Impact from Paymap Settlement Agreement (u)	N/A	0.8%	N/A	N/A	N/A	N/A	N/A
	Impact from Joint Settlement Agreements (v)	N/A	N/A	N/A	1.8%	1.6%	9.7%	(15.9)%
	Impact from WU Way business transformation expenses (w)	N/A	N/A	N/A	0.3%	0.5%	1.7%	0.5%
	Effective tax rate, excluding Paymap Settlement Agreement, Joint Settlement Agreements and WU Way business transformation expenses	N/A	11.8%	N/A	9.7%	11.7%	6.5%	10.5%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q15	FY2015	1Q16	2Q16	3Q16	4Q16	FY2016
	Consumer-to-Consumer Segment
(g)	Revenues, as reported (GAAP)	$1,091.2	$4,343.9	$1,017.4	$1,095.8	$1,098.9	$1,092.5	$4,304.6
	Foreign currency translation impact (t)	56.8	256.0	30.5	23.0	25.3	33.4	112.2
	Revenues, constant currency adjusted	$1,148.0	$4,599.9	$1,047.9	$1,118.8	$1,124.2	$1,125.9	$4,416.8
	Prior year revenues, as reported (GAAP)	$1,125.3	$4,485.8	$1,038.3	$1,101.5	$1,112.9	$1,091.2	$4,343.9
	Revenue change, as reported (GAAP)	(3)%	(3)%	(2)%	(1)%	(1)%	0%	(1)%
	Revenue change, constant currency adjusted	2%	3%	1%	2%	1%	3%	2%

(h)	Principal per transaction, as reported ($ - dollars)	$303	$312	$299	$301	$300	$292	$298
	Foreign currency translation impact (t) ($ - dollars)	16	20	7	3	3	4	4
	Principal per transaction, constant currency adjusted ($ - dollars)	$319	$332	$306	$304	$303	$296	$302
	Prior year principal per transaction, as reported ($ - dollars)	$323	$335	$315	$316	$315	$303	$312
	Principal per transaction change, as reported	(6)%	(7)%	(5)%	(5)%	(5)%	(3)%	(5)%
	Principal per transaction change, constant currency adjusted	(1)%	(1)%	(3)%	(4)%	(4)%	(2)%	(3)%

(i)	Cross-border principal, as reported ($ - billions)	$18.4	$73.6	$17.3	$18.5	$18.4	$18.3	$72.5
	Foreign currency translation impact (t) ($ - billions)	1.2	4.9	0.4	0.2	0.2	0.2	1.0
	Cross-border principal, constant currency adjusted ($ - billions)	$19.6	$78.5	$17.7	$18.7	$18.6	$18.5	$73.5
	Prior year cross-border principal, as reported ($ - billions)	$19.2	$77.2	$17.5	$18.8	$18.9	$18.4	$73.6
	Cross-border principal change, as reported	(4)%	(5)%	(2)%	(1)%	(3)%	(1)%	(2)%
	Cross-border principal change, constant currency adjusted	1%	2%	1%	0%	(2)%	1%	0%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q15	FY2015	1Q16	2Q16	3Q16	4Q16	FY2016
	Consumer-to-Consumer Segment cont.
(j)	North America region revenue change, as reported (GAAP)	3%	2%	3%	6%	6%	7%	6%
	North America region foreign currency translation impact (t)	2%	1%	2%	1%	1%	1%	1%
	North America region revenue change, constant currency adjusted	5%	3%	5%	7%	7%	8%	7%

(k)	Europe and CIS region revenue change, as reported (GAAP)	(7)%	(8)%	(3)%	(3)%	(2)%	(1)%	(2)%
	Europe and CIS region foreign currency translation impact (t)	8%	10%	3%	2%	3%	4%	3%
	Europe and CIS region revenue change, constant currency adjusted	1%	2%	0%	(1)%	1%	3%	1%

(l)	Middle East and Africa region revenue change, as reported (GAAP)	(4)%	(4)%	(4)%	(4)%	(10)%	(8)%	(7)%
	Middle East and Africa region foreign currency translation impact (t)	4%	5%	3%	1%	2%	3%	3%
	Middle East and Africa region revenue change, constant currency adjusted	0%	1%	(1)%	(3)%	(8)%	(5)%	(4)%

(m)	APAC region revenue change, as reported (GAAP)	(5)%	(5)%	(4)%	(3)%	(4)%	(7)%	(5)%
	APAC region foreign currency translation impact (t)	5%	5%	3%	2%	1%	2%	3%
	APAC region revenue change, constant currency adjusted	0%	0%	(1)%	(1)%	(3)%	(5)%	(2)%

(n)	LACA region revenue change, as reported (GAAP)	(1)%	3%	(5)%	0%	3%	11%	2%
	LACA region foreign currency translation impact (t)	6%	7%	6%	6%	5%	5%	6%
	LACA region revenue change, constant currency adjusted	5%	10%	1%	6%	8%	16%	8%

(o)	westernunion.com revenue change, as reported (GAAP)	21%	21%	16%	19%	26%	27%	22%
	westernunion.com foreign currency translation impact (t)	4%	5%	2%	1%	2%	3%	2%
	westernunion.com revenue change, constant currency adjusted	25%	26%	18%	20%	28%	30%	24%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		4Q15	FY2015	1Q16	2Q16	3Q16	4Q16	FY2016
	Consumer-to-Business Segment
(p)	Revenues, as reported (GAAP)	$161.9	$637.7	$156.1	$154.2	$155.7	$155.2	$621.2
	Foreign currency translation impact (t)	7.8	24.6	20.9	21.9	22.8	21.5	87.1
	Revenues, constant currency adjusted	$169.7	$662.3	$177.0	$176.1	$178.5	$176.7	$708.3
	Prior year revenues, as reported (GAAP)	$155.3	$598.8	$157.8	$157.9	$160.1	$161.9	$637.7
	Revenue change, as reported (GAAP)	4%	6%	(1)%	(2)%	(3)%	(4)%	(3)%
	Revenue change, constant currency adjusted	9%	11%	12%	12%	11%	9%	11%

(q)	Operating income, as reported (GAAP)	$19.3	$68.6	$22.9	$18.0	$14.7	$8.8	$64.4
	Paymap Settlement Agreement (u)	N/A	35.3	N/A	N/A	N/A	N/A	N/A
	Operating income, excluding Paymap Settlement Agreement	$19.3	$103.9	$22.9	$18.0	$14.7	$8.8	$64.4
	Operating income margin, as reported (GAAP)	11.9%	10.8%	14.6%	11.7%	9.5%	5.7%	10.4%
	Operating income margin, excluding Paymap Settlement Agreement	N/A	16.3%	N/A	N/A	N/A	N/A	N/A

	Business Solutions Segment
(r)	Revenues, as reported (GAAP)	$101.9	$398.7	$99.2	$100.8	$97.2	$98.8	$396.0
	Foreign currency translation impact (t)	7.7	36.1	4.6	3.0	3.5	3.9	15.0
	Revenues, constant currency adjusted	$109.6	$434.8	$103.8	$103.8	$100.7	$102.7	$411.0
	Prior year revenues, as reported (GAAP)	$101.2	$404.6	$98.0	$97.6	$101.2	$101.9	$398.7
	Revenue change, as reported (GAAP)	1%	(1)%	1%	3%	(4)%	(3)%	(1)%
	Revenue change, constant currency adjusted	8%	7%	6%	6%	0%	1%	3%

(s)	Operating income, as reported (GAAP)	$3.8	$2.8	$2.4	$5.2	$3.9	$9.6	$21.1
	Reversal of depreciation and amortization	12.7	57.4	12.6	13.1	13.2	11.9	50.8
	EBITDA (x)	$16.5	$60.2	$15.0	$18.3	$17.1	$21.5	$71.9
	Operating income margin, as reported (GAAP)	3.7%	0.7%	2.4%	5.2%	4.0%	9.7%	5.3%
	EBITDA margin	16.2%	15.1%	15.1%	18.2%	17.5%	21.8%	18.1%

2017 Consolidated Outlook Metrics
Operating margin (GAAP)	18%
WU Way business transformation expenses (w)	2%
Operating margin, excluding WU Way business transformation expenses	20%

	Range
Earnings per share (GAAP) ($ - dollars)	$1.48	$1.60
WU Way business transformation expenses ($ - dollars) (w)	0.15	0.15
Earnings per share, excluding WU Way business transformation expenses ($ - dollars)	$1.63	$1.75

Effective tax rate (GAAP)	11%
Impact from WU Way business transformation expenses (w)	2%
Effective tax rate, excluding WU Way business transformation expenses	13%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(t)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends.

(u)
Represents the impact from a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company (the "Paymap Settlement Agreement"), included in full year 2015 results. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. See below for reconciliation of prior year operating income, excluding Paymap Settlement Agreement.

		4Q15	FY2015	1Q16	2Q16	3Q16	4Q16	FY2016
	Prior year operating income, as reported (GAAP)	$276.1	$1,140.5	$272.3	$250.8	$304.5	$281.8	$1,109.4
	Paymap Settlement Agreement (prior year period impact)	N/A	N/A	N/A	35.3	N/A	N/A	35.3
	Prior year operating income, excluding Paymap Settlement Agreement	$276.1	$1,140.5	$272.3	$286.1	$304.5	$281.8	$1,144.7

(v)
Represents the impact from the settlement agreements related to (1) a Deferred Prosecution Agreement with the United States Department of Justice, and the United States Attorney’s Offices for the Eastern and Middle Districts of Pennsylvania, the Central District of California, and the Southern District of Florida, (2) a Stipulated Order for Permanent Injunction and Final Judgment with the United States Federal Trade Commission ("FTC"), (3) a Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network of the United States Department of Treasury (collectively, the “Joint Settlement Agreements”), to resolve the respective investigations of those agencies, as described in our Form 8-K filed with the Securities and Exchange Commission on January 20, 2017, and related matters. Amounts related to these matters were recognized in the second, third, and fourth quarters of 2016 and the full year 2016 results. The second and third quarter 2016 presentations, which previously included accrued expenses for the FTC matter in our Consumer-to-Consumer segment, have been recast to provide consistency with the fourth quarter and full year 2016 presentation and exclude these expenses from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. Additionally, income tax benefit was adjusted in the fourth quarter of 2016 to reflect the revised determination, based on final agreement terms. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(w)
Represents the expenses incurred to transform our operating model, focusing on technology transformation, network productivity, customer and agent process optimization, and organizational redesign to better drive efficiencies and growth initiatives (“WU Way business transformation expenses”).  Amounts related to the WU Way business transformation expenses were recognized in the second, third, and fourth quarters of 2016 and the full year 2016 results. The second and third quarter 2016 presentations, which previously included these expenses in our operating segments, have been recast to provide consistency with the fourth quarter and full year 2016 presentation and exclude these expenses from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with the transformation of our operating model that can impact operating trends, management and investors are provided with a measure that increases the comparability of our other underlying operating results. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

(x)
Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

Other notes:
(y)
Geographic split for transactions and revenue, including westernunion.com transactions, is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, the Company splits the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the revenue and transactions are attributed to that region.

(z)	Represents the North America region of our Consumer-to-Consumer segment, including the United States, Mexico, and Canada.
(aa)	Represents the Europe and the Commonwealth of Independent States ("CIS") region of our Consumer-to-Consumer segment.
(bb)	Represents the Middle East and Africa region of our Consumer-to-Consumer segment.
(cc)	Represents the Asia Pacific ("APAC") region of our Consumer-to-Consumer segment, including India, China, and South Asia.
(dd)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment.
(ee)
Represents transactions, including westernunion.com transactions initiated outside the United States, between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.

(ff)	Represents transactions originated in the United States, including intra-country transactions and westernunion.com transactions initiated from the United States.
(gg)	Represents transactions initiated on westernunion.com.